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Exhibit 10.19

August 30, 2004

Ameristock Corp.
P.O. Box 6919
Moraga CA 94570

Attention:	Mr. Nicholas D Gerber
Director and Portfolio Manager

Re: GigaBeam Corporation

Dear Mr. Gerber:

     This letter confirms the understanding of GigaBeam Corporation (“GigaBeam”) and Ameristock Corp. (“Ameristock”) with respect to (i) Ameristock’s guarantee of certain debt being issued by GigaBeam and (ii) clarification and modification of the definition of “Equity Offering Proceeds” included in each of the warrants (the “Warrants”) issued by GigaBeam to Ameristock pursuant to the Note and Warrant Purchase Agreement dated as of January 26, 2004 by and between GigaBeam and Ameristock and the Note and Warrant Purchase Agreement dated as of April 19, 2004 by and between GigaBeam and Ameristock. Specifically:

     1.      Ameristock hereby agrees to guarantee up to $1,000,000 aggregate principal amount of GigaBeam’s 10% senior notes due no later than six months from the date of issuance (“10% Notes”) and, in connection therewith, to immediately execute the guarantee agreement in the form attached hereto as Exhibit A. As consideration for such guarantee, GigaBeam will pay to Ameristock $50,000 within 90 days of the date of the issuance of the 10% Notes.

     2.      The parties agree that the definition of “Equity Offering Proceeds” in Section 8.3 of each of the Warrants shall mean the gross proceeds received or receivable by the Company from the sale of New Securities, including proceeds received by conversion of the Note or any other convertible instrument, and in case of an initial public offering, assuming exercise of warrants issued in connection therewith.

Ameristock Corp.

August 30, 2004

     If you are in agreement with the foregoing, please execute a copy of this letter and return it to GigaBeam.

Very truly yours,

GIGABEAM CORPORATION

		By:	/s/ Louis S. Slaughter
Louis S. Slaughter
Chief Executive Officer

ACKNOWLEDGED AND AGREED
On this 30th day of August 2004

AMERISTOCK CORP.

By:	/s/ Nicholas D. Gerber
Nicholas D. Gerber
Director and Portfolio Manager